UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2006, we entered into a Placement Agent Agreement with Lazard Capital Markets, LLC, Needham & Company, LLC and Rodman & Renshaw, LLC related to a registered direct offering of 7,000,000 shares of our common stock. Under the terms of the transaction, we will sell the common stock at $6.40 per share to a group of institutional investors for gross proceeds of approximately $45 million. The closing of the offering is expected to take place on November 28, 2006, subject to the satisfaction of customary closing conditions. A copy of the Placement Agent Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference.

The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on November 22, 2006, in connection with a shelf takedown from our registration statement on Form S-3 (File no. 333-133337), which became effective on May 5, 2006. A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On November 21, 2006, we issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
1.1	Placement Agent Agreement dated November 21, 2006 by and among Anesiva, Inc., and Lazard Capital Markets, LLC, Needham & Company, LLC and Rodman & Renshaw, LLC.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by Anesiva, Inc. on November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Placement Agent Agreement dated November 21, 2006 by and among Anesiva, Inc., and Lazard Capital Markets, LLC, Needham & Company, LLC and Rodman & Renshaw, LLC.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by Anesiva, Inc. on November 22, 2006.